Exhibit T3A.9

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

DMX, Inc.

File Number: 800484561

Converting it to

DMX, LLC

File Number: 802125621

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10340	Document: 584188130002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

DMX, LLC

File Number: 802125621

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10340	Document: 584396430001

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

September 05, 2006

Graves Dougherty Hearon & Moody

P O Box 98

Austin, TX 78767 USA

RE: DMX, Inc.

File Number: 800484561

It has been our pleasure to file the articles of amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section

Statutory Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Katy Blaylock		Document: 142878990002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

OF

DMX, Inc.

800484561

[formerly: THP Capstar Acquisition Corp.]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 09/01/2006

Effective: 09/01/2006

/s/ Roger Williams
Roger Williams
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Katy Blaylock		Document: 142878990002

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF THP CAPSTAR ACQUISITION CORP.	FILED In the office of the Secretary of State of Texas SEP 01 2006 Corporations Section

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following amendment to its Articles of Incorporation:

ARTICLE I.

The name of the corporation is THP Capstar Acquisition Corp. (the “Corporation”) and its filing number is 800484561.

ARTICLE II.

Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the corporation is DMX, Inc. (the “Corporation”). The Corporation is a for-profit corporation.”

ARTICLE III.

The foregoing amendment was adopted by the shareholders of the Corporation on September 1, 2006.

ARTICLE IV.

The amendment was approved in the manner required by the Texas Business Corporation Act and the constituent documents of the Corporation.

Dated September 1, 2006.

THP CAPSTAR ACQUISITION CORP., a
Texas corporation

By:	/s/ Benjamin M. Hanson
Name: Benjamin M. Hanson
Title: Secretary

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “THP CAPSTAR, INC.”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF SEPTEMBER, A.D. 2005, AT 11:36 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

3898155 8100	AUTHENTICATION:	4148625

050743383	DATE:	09-12-05

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:12 PM 09/12/2005
FILED 11:36 AM 09/12/2005
SRV 050743383 - 3898155 FILE

CERTIFICATE OF AMENDMENT TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

THP CAPSTAR, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), hereby adopts the following Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate”) and,

DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is THP Capstar, Inc.

SECOND: At a meeting of the Board of Directors, duly called and held, on August 22, 2005, the Board of Directors of the Corporation adopted resolutions approving: (i) the amendment and restatement of the first paragraph of Article III of the Certificate to read, in its entirety, as follows:

“Capital Stock

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is thirty-four thousand nine hundred seventy (34,970). Of such shares, (i) nine thousand (9,000) shares shall be designated as Class A Voting Common Stock, par value $0.001 per shares (“Class A Common”), and (ii) twenty-five thousand nine hundred seventy (25,970) shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”), of which (a) three thousand four hundred eighty nine (3,489) shares shall be designated as Series A Participating Preferred Stock, par value $0.001 per share (“Series A Stock”), (b) four thousand four hundred forty-one (4,441) shares shall be designated as Series B Participating Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), (c) seventeen thousand three hundred ninety-five (17,395) shares shall be designated as Series C Senior Redeemable Preferred Stock, par value $0.001 per share (“Series C Stock”), and (d) six hundred forty-five (645) shares shall be designated as Non-Voting Series Z Participating Preferred Stock, par value $0.001 per share (“Series Z Stock”).”

and (ii) the addition of a new Section G of Article III to the Certificate, which shall read, in its entirety, as follows:

“G.                              Non-Voting Series Z Participating Preferred Stock”

Section 1.                                          Designation. Six hundred forty-five (645) shares of the Corporation’s Preferred Stock are hereby designated as “Non-Voting Series Z Participating Preferred Stock.”

Section 2.                                          Rights. The rights of the Series Z Stock shall be identical to those of the Series A Stock in all respects, except that (i) the Series Z Stock shall not be entitled to any voting rights with respect thereto, as a separate class, on an as-converted basis or otherwise and (ii) the Conversion Price of the Series Z Stock shall be $1,000, whether or not the Series C Stock is redeemed in full during the Special Redemption Period. In furtherance of the foregoing, the following provisions relating to the Series A Stock, set forth in Article III hereof shall not apply to the Series Z Stock: Section (C)(4)(a) (Voting); Section (C)(4)(b)(i) (Voting); Section (C)(4)(b)(iv) (Reduced Conversion Price); Section (C)(4)(c) (Notice for Voting Matters); and Section (c)(6) (Covenants).”

THIRD: The amendments: (i) to the first paragraph of Article III and (ii) to add a new Section G to the Certificate were submitted to the stockholders of the Corporation and, by written consent dated August 22, 2005, the holders of at least a majority of the outstanding shares of stock entitled to vote thereon acting pursuant to the provisions of Section 228 of the DGCL adopted, approved and ratified such amendments.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FIFTH: That the Board has not determined to abandon such proposed Amendments in accordance with the authority granted to it by the resolutions adopted above and the DGCL.

(Signature Page Follows)

IN WITNESS WHEREOF, THP CAPSTAR, INC. has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer this 22nd day of August 2005.

THP CAPSTAR, INC.

By:	/s/ Paul D. Stone
Name:	Paul D. Stone
Title:	Chief Operating Officer

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “THP CAPSTAR, INC.”, FILED IN THIS OFFICE ON THE FOURTH DAY OF FEBRUARY, A.D. 2005, AT 9:34 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

3898155 8100	AUTHENTICATION:	3663291

050092640	DATE:	02-04-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:49 AM 02/04/2005
FILED 09:34 AM 02/04/2005
SRV 050092640 - 3898155 FILE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

THP CAPSTAR, INC.

THP CAPSTAR, INC., a corporation incorporated under the laws of the State of Delaware on December 16, 2004 (the “Corporation”), desires to amend and restate in its entirety its Certificate of Incorporation pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware.

This Amended and Restated Certificate of Incorporation has been adopted by a majority of the directors of the Corporation by written action dated February 2, 2005. By written action dated January 31, 2005, the sole Incorporator of the Corporation adopted the initial bylaws of the Corporation and appointed the initial directors. The Corporation has raised no capital and has not received payment for any of its stock.

ARTICLE I

Name

(a)                                 The name of the Corporation is THP CAPSTAR, INC.

(b)                                 The address of the Corporation’s registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, City of Wilmington, 19801, County of New Castle; and the name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE II

Purpose

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE III

Capital Stock

The aggregate number of shares of capital stock which the Corporation shall have authority to issue is thirty-five thousand three hundred twenty-five (35,325). Of such shares, (i) nine thousand (9,000) shares shall be designated as Class A Voting Common Stock, par value $0.001 per share (“Class A Common”), (ii) one thousand (1,000) shares shall be designated as Class B Non-Voting Common Stock, par value $0.001 per share (“Class B Common”), and (iii) twenty-five thousand three hundred twenty five (25,325) shares shall be preferred stock, par value $0.001 per share (“Preferred Stock”), of which (a) three thousand four hundred eighty nine (3,489) shares shall be designated as Series A Participating Preferred Stock, par value $0.001 per share (“Series A Stock”), (b) four thousand four hundred forty-one (4,441) shares shall be designated as Series B Participating Preferred Stock, par value $0.001 per share (“Series B Stock”), and (c) seventeen thousand three hundred ninety-five (17,395) shares shall be designated as Series C Senior Redeemable Preferred Stock, par value $0.001 per share (“Series C Stock”). The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation:

A. Class A Voting Common Stock

Section 1.                                          Voting Rights. Each share of Class A Common shall have identical rights and privileges in every respect. The holders of shares of Class A Common shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Class A Common held.

Section 2.                                          Dividends. Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Class A Common shall be entitled to receive such dividends (payable in cash, stock, or otherwise) when, if and as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor; provided, however, no dividend shall be paid on or declared or set apart for, shares of Class A Common unless at the same time a like dividend shall be fixed for each share of Class B Common then issued and outstanding.

Section 3.                                          Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts, liabilities and obligations of the Corporation, including, without limitation, any senior preference of any series of the Corporation’s Preferred Stock, the holders of the Class A Common and the Class B Common shall be entitled to share ratably in the remaining assets of the Corporation available for distribution as if such Class A Common and Class B Common were but one class of capital stock hereunder.

B. Class B Non-Voting Common Stock

Section 1.                                          No Voting Rights. Except as otherwise provided for herein or as required by the DGCL, the holders of shares of Class B Common shall have no voting power whatsoever, and no holder of Class B Common shall be entitled to vote or otherwise participate in any proceedings of the Corporation of the stockholders thereof or be entitled to notification as to any meeting of the Board of Directors or the stockholders of the Corporation.

Section 2.                                          Dividends. Except as otherwise provided by law, and subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of the Class B Common shall be entitled to receive such dividends (payable in cash, stock, or otherwise) when, if and as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefore; provided, however, no dividend shall be paid on or declared or set apart for, shares of Class B Common unless at the same time a like dividend shall be fixed for each share of Class A Common then issued and outstanding.

Section 3.                                          Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts, liabilities and obligations of the Corporation, including, without limitation, any senior preference of any series of the Corporation’s Preferred Stock, the holders of the Class B Common and the Class A Common shall be entitled to share ratably in the remaining assets of the Corporation available for distribution as if such Class B Common and Class A Common were but one class of capital stock hereunder.

C. Series A Participating Preferred Stock

Section 1.                                          Designation. Three thousand four hundred eighty-nine (3,489) shares of the Corporation’s Preferred Stock are hereby designated as “Series A Participating Preferred Stock.”

Section 2.                                          Liquidation Rights.

(a)                                 Liquidation Preference. Upon the occurrence of (a) a merger or consolidation of, or other business combination transaction involving, the Corporation following which the persons or entities (including any “group”) beneficially owning or controlling (by contract or otherwise) the majority (the “Majority”) of the capital stock of the Corporation generally entitled to vote in the election of directors or the equity interests of the Corporation prior to the transaction do not constitute the Majority upon consummation of the transaction; (b) a sale or disposition of all or substantially all of the Corporation’s assets; or (c) a liquidation, dissolution or winding up of the Corporation (each, a “Liquidation Event”), either voluntary or involuntary, each holder of the Series A Stock shall, after payment of each of the Series C Liquidation Preference (as defined below) (if then applicable) and the Series B Liquidation Preference (as defined below) (if then applicable), be entitled to receive in cash, prior and in preference to any payment, distribution or setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of any other class of capital stock of the Corporation that ranks junior to the Series A Stock, including but not limited to all Common Stock of the Corporation, an amount per share of Series A Stock equal to the Series A Liquidation Preference (as defined below).

(b)                                 Liquidation Payment. For purposes of this Section (2) of this Part C of Article III, the “Series A Liquidation Preference” shall be $1,003.1527 per share, or an aggregate of $3.5 million for all shares, of Series A Stock (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date hereof); provided, however, if, the Series C Stock is redeemed by the Corporation during the Special Redemption Period (as defined below) (whether or not in connection with a Liquidation Event), then in lieu of the foregoing liquidation preference, the holders of the Series A Stock and the holders of the Series B Stock shall be entitled to receive (on an equal priority liquidation preference (pro rata based upon invested dollars) in the first $23.865 million of available proceeds) aggregate liquidation preferences of $10.5 million and $13.365 million, respectively.

(c)                                  Pro Rata Distribution of Series A Liquidation Preference.

(i)                                     Upon the occurrence of a Liquidation Event giving rise to payment of the Series A Liquidation Preference that occurs after the Special Redemption Period, if the assets and funds legally available for distribution, after payment or provision for payment of the Series C Liquidation Preference (if then applicable) is made and the Series B Liquidation Preference (if then applicable) is made, among the holders of the Series A Stock shall be insufficient to permit the payment to such holders of the full Series A Liquidation Preference, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Stock based upon the aggregate Series A Liquidation Preference of the shares of Series A Stock held by each such holder.

(ii)                                  Upon the occurrence of a Liquidation Event giving rise to payment of the Series A Liquidation Preference that occurs during the Special Redemption Period, if the assets and funds legally available for distribution, after payment or provision for payment of the Series C Liquidation Preference (if then applicable) is made, among the holders of the Series B Stock and the holders of the Series A Stock shall be insufficient to permit the payment to such holders of the full liquidation preference, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably (on an equal priority liquidation preference (based upon invested dollars)) among the holders of the Series B Stock and the holders of the Series A Stock.

(d)                                 Distribution of Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of Series A Stock, Series B Stock and Series C Stock the remaining assets available for distribution to the Corporation’s stockholders shall be distributed among all the holders of the shares of the Corporation’s capital stock, pro rata based on the number of shares held by each such holder, treating for this purpose all outstanding shares of Series A Stock and Series B Stock as if such shares had been converted to Class A Common pursuant to the terms of this Certificate of Incorporation immediately prior to such Liquidation Event.

Section 3.                                          Notice of Liquidation Event. The Corporation shall give written notice of any Liquidation Event to each holder of Series A Stock not less than twenty (20) days prior to the date stated therein for the distribution and payment of the amounts provided in this Part C of Article III.

Section 4.                                          Voting Rights.

(a)                                 General. The holders of shares of Series A Stock shall be entitled to vote, on an as-if converted basis, with the holders of the Class A Common and the holders of the Series B Stock, on an as-if converted basis, on all matters submitted to a vote of stockholders of the Corporation.

(b)                                 Determining As-if Converted Basis.

(i)                                     Solely for purposes of determining the number of votes that each holder of Series A Stock shall be entitled to cast in any matter submitted to the stockholders of the Corporation, each outstanding share of Series A Stock shall be entitled to such number of votes equal to the total number of shares of Class A Common into which each such share of Series A Stock could then be converted (if such Series A Stock were convertible).

(ii)                                  For purposes of determining the total number of shares of Class A Common into which the Series A Stock could be converted (if such Series A Stock were convertible), each share of Series A Stock shall be deemed convertible into such number of shares of Class A Common as is determined by dividing the original purchase price of each share of Series A Stock (the “Series A Original Issue Price”) by the Series A Conversion Price (as determined below) then applicable to the shares of Series A Stock.

(iii)                               The initial Series A Conversion Price shall be $1,000, subject to adjustment as provided in Section 4(b)(iv) of this Part C of Article III and elsewhere as provided in this Part C of Article III.

(iv)                              If the Series C Stock is redeemed in full during the Special Redemption Period, then the Series A Conversion Price shall be adjusted, without any action on the part of the Corporation or the holder thereof, to and fixed at $676.16 upon such redemption, unless subsequently adjusted pursuant to Section 7 of this Part C of Article III.

(c)                                  The holders of shares of Series A Stock shall be entitled to notice of any stockholders’ meeting or other matter submitted for approval of the stockholders, each in accordance with the Bylaws.

Section 5.                                          Conversion. Notwithstanding the provisions of Section 4 above, the Series A Stock is not convertible into shares of any other class of capital stock of the Corporation.

Section 6.                                          Covenants. Without limiting the rights of the holders of the Series A Stock to vote as a class as required by law, so long as any shares of Series A Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series A Stock:

(a)                                 amend the rights, preferences or privileges or the Series A Stock (except that amendments to this Certificate of Incorporation which are required to reflect the terms of any newly issued shares of capital stock ranking pari passu with or superior to the Series A Stock shall not be deemed to be an amendment requiring the vote of the holders of the Series A Stock);

(b)                                 amend, alter or repeal any provision of the Certificate of Incorporation or the bylaws of the Corporation that adversely affects the rights of the Series A Stock (except that amendments to this Certificate of Incorporation which are required to reflect the terms of any newly issued shares of capital stock ranking pari passu with or superior to the Series A Stock shall not be deemed to be an amendment requiring the vote of the holders of the Series A Stock);

(c)                                  increase or decrease the authorized number of shares of Series A Stock;

(d)                                 authorize the issuance of additional shares of Series A Stock; or

(e)                                  effectuate a dividend or distribution on or repurchase of securities junior to the Series A Stock.

Section 7.                                          Books and Records.

(a)                                 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Series A Stock. Upon the surrender of any certificate representing shares of Series A Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

(b)                                 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder being deemed satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series A Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends (if any) will accrue on the shares of Series A Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

Section 8.                                          Stock Dividends, Stock Distributions, Subdivisions, Combinations and Consolidations. In the event the Corporation shall issue additional shares of Series A Stock in a stock dividend, other stock distribution or subdivision, or in the event the outstanding shares of Series A Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series A Stock, (i) the Liquidation Preference set forth in Section 2(a) of this Part C of Article III, and (ii) the Series A Conversion Price set forth in Section 4(b) of this Part C of Article III, each as in effect immediately prior to such event shall, concurrently therewith, be proportionately decreased (in the case of a stock dividend, other stock distribution or subdivision) or increased (in the case of a combination or consolidation) in each such case to adjust equitably therefor.

D. Series B Participating Preferred Stock

Section 1.                                          Designation. Four thousand four hundred forty-one (4,441) shares of the Corporation’s Preferred Stock are hereby designated as “Series B Participating Preferred Stock.”

Section 2.                                          Liquidation Rights.

(a)                                 Liquidation Preference. Upon the occurrence a Liquidation Event, either voluntary or involuntary, each holder of the Series B Stock shall, after payment of the Series C Liquidation Preference (as defined below) (if then applicable), be entitled to receive in cash, prior and in preference to any payment, distribution or setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of any other class of capital stock of the Corporation that ranks junior to the Series B Stock, an amount per share of Series B Stock equal to the Series B Liquidation Preference (as defined below).

(b)                                 Liquidation Payment. For purposes of this Section (2) of this Part D of Article III, the “Series B Liquidation Preference” shall be an amount equal to $1,003.1524 per share of Series B Stock, or an aggregate of $4,455 million (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date hereof); provided, however, if, the Series C Stock is completely redeemed by the Corporation during the Special Redemption Period (whether or not in connection with a Liquidation Event), then in lieu of the foregoing liquidation preference, the holders of the Series B Stock and the holders of the Series A Stock shall be entitled to receive (on an equal priority liquidation preference (based upon invested dollars) in the first $23.865 million of available proceeds) aggregate liquidation preferences of $13.365 million and $10.5 million, respectively.

(c)                                  Pro Rata Distribution of Series B Liquidation Preference.

(i)                                     Upon the occurrence of a Liquidation Event giving rise to payment of the Series B Liquidation Preference that occurs after the Special Redemption Period, if the assets and funds legally available for distribution, after payment or provision for payment of the Series C (if then applicable) Liquidation Preference is made, among the holders of the Series B Stock shall be insufficient to permit the payment to such holders of the full Series B Liquidation Preference, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Stock based upon the aggregate Series B Liquidation Preference of the shares of Series B Stock held by each such holder.

(ii)                                  Upon the occurrence of a Liquidation Event giving rise to payment of the Series B Liquidation Preference that occurs during the Special Redemption Period, if the assets and funds legally available for distribution, after payment or provision for payment of the Series C Liquidation Preference (if then applicable) is made, among the holders of the Series B Stock and the holders of the Series A Stock shall be insufficient to permit the payment to such holders of the full liquidation preference, then the remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably (on an equal priority liquidation preference (based upon invested dollars)) among the holders of the Series B Stock and the holders of the Series A Stock.

(d)                                 Distribution of Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of Series A Stock, Series B Stock and Series C Stock, the remaining assets available for distribution to the Corporation’s stockholders shall be distributed among all the holders of the shares of the Corporation’s capital stock, pro rata based on the number of shares held by each such holder, treating for this purpose all outstanding shares of Series A Stock and Series B Stock as if such shares had been converted to Class A Common pursuant to the terms of this Certificate of Incorporation immediately prior to such Liquidation Event.

(e)                                  Notice of Liquidation Event. The Corporation shall give written notice of any Liquidation Event to each holder of Series B Stock not less than twenty (20) days prior to the date stated therein for the distribution and payment of the amounts provided in this Part C of Article III.

Section 3.                                          Voting Rights.

(a)                                 General. The holders of shares of Series B Stock shall be entitled to vote, on an as-if converted basis, with the holders of the Class A Common and the holders of the Series A Stock, on an as-if converted basis, on all matters submitted to a vote of stockholders of the Corporation.

(b)                                 Determining As-if Converted Basis.

(i)                                     Solely for purposes of determining the number of votes that each holder of Series B Stock shall be entitled to cast in any matter submitted to the stockholders of the Corporation, each outstanding share of Series B Stock shall be entitled to such number of votes equal to the total number of shares of Class A Common into which each such share of Series B Stock could then be converted (if such Series B Stock were convertible).

(ii)                                  For purposes of determining the total number of shares of Class A Common into which the Series B Stock could be converted (if such Series B Stock were convertible), each share of Series B Stock shall be deemed convertible into such number of shares of Class A Common as is determined by dividing the original purchase price of each share of Series B Stock (“Series B Original Issue Price”) by the Series B Conversion Price (as described below) then applicable to the shares of Series B Stock.

(iii)                               The Series B Conversion Price shall be $921.369, subject to adjustment as provided in Section 7 of this Part C of Article III.

(iv)                              If the Series C Stock is redeemed in full during the Special Redemption Period, then the Series B Conversion Price shall be adjusted, without any action on the part of the Corporation or the holder thereof, to and fixed at $1,603.25 upon such redemption, unless subsequently adjusted pursuant to Section 7 of this Part D of Article III.

(c)                                  The holders of shares of Series B Stock shall be entitled to notice of any stockholders’ meeting or other matter submitted for approval of the stockholders, each in accordance with the Bylaws.

Section 4.                                          Conversion. Notwithstanding the provisions of Section 3 above, the Series B Stock is not convertible into shares of any other class of capital stock of the Corporation.

Section 5.                                          Covenants. Without limiting the rights of the holders of the Series B Stock to vote as a class, as required by law, so long as any shares of Series B Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of not less than a majority of such outstanding shares of Series B Stock:

(a)                                 create any class or series of capital stock (whether ranking superior to, or pari passu with, the Series B Stock); or

(b)                                 amend the rights, preferences or privileges of the Series B Stock; or

(c)                                  amend, alter, or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation that adversely affects the rights of the Series B Stock; or

(d)                                 increase or decrease the authorized number of shares of Preferred Stock of the Corporation; or

(e)                                  authorize the issuance of additional shares of Series B Stock; or

(f)                                   effectuate a dividend or distribution on, or a repurchase of, securities junior to the Series B Stock.

Section 6.                                          Books and Records.

(a)                                 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Series B Stock. Upon the surrender of any certificate representing shares of Series B Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series B Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series B Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

(b)                                 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder being deemed satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series B Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends will accrue on the shares of Series B Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

Section 7.                                          Stock Dividends, Stock Distributions, Subdivisions, Combinations and Consolidations. In the event the Corporation shall issue additional shares of Series B Stock in a stock dividend, other stock distribution or subdivision, or in the event the outstanding shares of Series B Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series B Stock, the Liquidation Preference set forth in Section 2(a) of this Article III, Part D, in effect immediately prior to such event shall, concurrently therewith, be proportionately decreased (in the case of a stock dividend, other stock distribution or subdivision) or increased (in the case of a combination or consolidation) in each such case to adjust equitably therefor.

E.                                     Series C Redeemable Preferred Stock

Section 1.                                          Designation. Seventeen thousand three hundred ninety-five (17,395) shares of the Corporation’s Preferred Stock are hereby designated as “Series C Senior Redeemable Preferred Stock.”

Section 2.                                          Liquidation Rights.

(a)                                 Liquidation Preference. So long as any shares of Series C Stock are outstanding, upon the occurrence of a Liquidation Event, either voluntary or involuntary, each holder of the outstanding shares of Series C Stock shall be entitled to receive in cash, prior and in preference to any payment, distribution or setting apart for payment or distribution of any of the assets or surplus funds of the Corporation to the holders of any other class of capital stock of the Corporation that ranks junior to the Series C Stock, an amount per share of Series C Stock equal to the Redemption Price (as hereinafter defined) (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions with respect to such shares after the filing date hereof, the “Series C Liquidation Preference”).

(b)                                 Pro Rata Distribution. If, upon the occurrence of a Liquidation Event giving rise to payment of the Series C Liquidation Preference, the assets and funds legally available for distribution among the holders of the Series C Stock shall be insufficient to permit the payment to such holders of the full Series C Liquidation Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Stock based upon the aggregate Series C Liquidation Preference of the shares of Series C Stock held by each such holder.

(c)                                  Notice of Liquidation Event. So long as shares of Series C Stock remain outstanding, the Corporation shall give written notice of any Liquidation Event to each holder of outstanding shares of Series C Stock not less than twenty (20) days prior to the date stated therein for the distribution and payment of the amounts provided in this Part E of Article III.

Section 3.                                          Redemption.

(a)                                 Voluntary Redemption. The Series C Stock may be voluntarily redeemed, in whole or in part (in multiples of at least $250,000 of Redemption Price), by the Corporation (upon approval of the Corporation’s Board of Directors, with any director appointed by a holder of Series B Stock or Series C Stock abstaining), at a redemption price (the “Redemption Price”) of the greater of (i) the original purchase price for such shares of Series C Stock (the “Series C Original Issue Price”) multiplied by 1.5 and (ii) the Series C Original Issue Price (or an aggregate of $17.395 million) plus cumulative accrued but unpaid dividends thereon calculated through the date of redemption (whether or not previously declared).

If the redemption in full of the Series C Stock occurs prior to the fourth (4th) anniversary of the closing of the Corporation’s acquisition of the assets of Maxide Acquisition, Inc., AEI Music Network, Inc., DMX Music, Inc. and Tempo Sound, Inc. (and their respective affiliates), then the redemption will be deemed to have occurred during the “Special Redemption Period” (as such term is used herein) (including a redemption occurring in conjunction with the consummation of a Liquidation Event occurring within the Special Redemption Period).

(b)                                 Cancellation of Reacquired Shares of Series C Stock. Shares of Series C Stock that have been issued and reacquired or redeemed in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be canceled and may not be reissued. Payment of the Series C Liquidation Preference in full for all shares of Series C Stock shall be deemed to constitute the complete redemption of all shares of Series C Stock. Upon such cancellation, the Certificate of Incorporation of the Corporation shall be deemed amended to reflect the reduction in the Corporation’s authorized capital stock.

(c)                                  No Conversion Right. Shares of Series C Stock shall not be convertible into any shares of any class of capital stock of the Corporation.

Section 4.                                          Voting Rights. Except as otherwise required by law and the provisions of this Certificate of Incorporation, the holders of Series C Stock shall not be entitled to vote on any actions to be taken by the stockholders of the Corporation.

Section 5.                                          Dividends.

(a)                                 Each holder of shares of Series C Stock shall be entitled to receive, and the Corporation shall be bound to pay, for each share of Series C Stock registered in his, her or its name on the stock transfer books of the Corporation, annual dividends at a rate equal to Twenty-Five percent (25%) per annum on the Series C Original Issue Price per share of Series C Stock (the “Dividend Rate”). Dividends on Series C Stock shall accrue on each share beginning on the date of issuance, shall be payable within ten (10) days of the adoption of resolutions by the Board of Directors of the Corporation (with any director serving at the request of a holder of Series C Stock abstaining) declaring such dividends payable from funds legally available therefor and on the redemption thereof (each such date being referred to herein as a “Dividend Payment Date”), and shall be cumulative and shall accrue, whether or not earned or declared, from and after the date of issuance of such share until paid at the Dividend Rate. Any payment made by the Corporation on the unpaid cumulative dividends, if less than the total amount of such dividends, shall be applied first to those dividends which have been accrued for the longest time.

(b)                                 No dividend or other distribution shall be paid on or declared or set apart for payment on any shares of Class A Common, Class B Common, Series A Stock or Series B Stock as long as any shares of Series C Stock remain outstanding.

(c)                                  The term “distribution” as used in this Section 5 and in Section 6 of this Part E of Article III shall include the transfer of cash or property without consideration, whether by way of dividend or otherwise (except a dividend in shares of Common Stock), or the purchase or redemption of shares of the Corporation (other than from employees of the Corporation upon termination of employment or pursuant to the Corporation’s rights of first refusal, in each case upon approval of the Board of Directors), for cash or property, including such transfer, purchase or redemption by a subsidiary of the Corporation. The time of any distribution by way of dividends shall be the date of declaration thereof, and the time of any distribution by purchase or redemption of shares shall be the date on which cash or property is transferred by the Corporation, whether or not pursuant to a contract of an earlier date; provided that where a debt security is issued in exchange for shares, the time of the distribution is the date when the Corporation acquires the shares for such exchange.

Section 6.                                          Books and Records.

(a)                                 Registration of Transfer. The Corporation will keep at its principal office a register for the registration of shares of Series C Stock. Upon the surrender of any certificate representing shares of Series C Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series C Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series C Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series C Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series C Stock represented by the surrendered certificate.

(b)                                 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit without bond of the registered holder being deemed satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing shares of Series C Stock and, in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any mutilation, upon surrender of such certificate the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Stock represented by such lost, stolen, destroyed, or mutilated certificate, and dividends will accrue on the shares of Series C Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed, or mutilated certificate.

Section 7.                                          Stock Dividends, Stock Distributions, Subdivisions, Combinations and Consolidations. In the event the Corporation shall issue additional shares of Series C Stock in a stock dividend, other stock distribution or subdivision, or in the event the outstanding shares of Series C Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Series C Stock, the Liquidation Preference set forth in Section 2(a) of this Article III, Part E and (ii) the Redemption Price set forth in Section 3 of this Article III, Part E, in effect immediately prior to such event shall, concurrently therewith, be proportionately decreased (in the case of a stock dividend, other stock distribution or subdivision) or increased (in the case of a combination or consolidation) in each such case to adjust equitably therefor.

F.                                     Special Redemption Provisions

Section 1.                                          Stock Purchase Agreement. Reference is hereby made to that certain (i) Stock Purchase Agreement among the Corporation and the initial stockholders of the Corporation subscribing to acquire shares of Class A Common, Series A Stock, Series B Stock and Series C Stock (the “SPA”) and (ii) Stockholders Agreement executed in connection therewith (the “Stockholders Agreement”).

Section 2.                                          Prepayment Redemption Provision. Notwithstanding any provision in this Article III to the contrary, prior to giving effect to the redemption and other provisions contained herein, the Corporation shall be required to make any Prepayment Fee Make Whole Amount contemplated by Section 7.10 of the SPA (as such term is defined therein).

Section 3.                                          Put Call Provisions. The shares of Series B Stock (together with certain shares of Class A Common held by the holders thereof) are subject to the voluntary (call) and mandatory (put) redemption provisions set forth in the Stockholders Agreement.

ARTICLE IV

Board of Directors

(a)                                 The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors shall meet on a regular basis as determined by resolution of the Board of Directors or in accordance with the bylaws of the Corporation. The number of directors constituting the Board of Directors shall be set as provided in the bylaws of the Corporation.

(b)                                 Directors need not be elected by written ballot unless the bylaws of the Corporation shall so provide.

(c)                                  No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation; PROVIDED, HOWEVER, that the foregoing is not intended to eliminate or limit the liability of a director of the Corporation for (i) any breach of a director’s duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a violation of Section 174 of the DGCL, or (iv) any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article IV shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

(d)                                 The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as that section may be amended and supplemented from time to time, indemnify any director or officer of the Corporation (and any director, trustee or officer of any corporation, business trust or other entity to whose business the Corporation shall have succeeded) which it shall have power to indemnify under that Section against any expenses, liabilities or other matter referred to in or covered by that Section. The indemnification provided for in this Article IV, (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director or officer and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. To assure indemnification under this Article IV of all such persons who are determined by the Corporation or otherwise to be or to have been “Fiduciaries” of any employee benefit plan of the Corporation which may exist from time to time and which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time, such Section 145 shall, for the purposes of this Article IV, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines;” and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

ARTICLE V

Meetings of Stockholders

Meetings of the stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the Corporation.

ARTICLE VI

Bylaws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE VII

Perpetual Existence

This Corporation shall have perpetual existence.

ARTICLE VIII

Compromise or Arrangement

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

Amendments and Repeal

(a)                                 Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 50.1% of the outstanding voting shares of the capital stock of the Corporation shall be required to amend or repeal Articles IV or VI or this Article IX of this Certificate of Incorporation or to adopt any provision inconsistent therewith. Further, the affirmative vote of at least 50.1% of the outstanding voting shares of the capital stock of the Corporation entitled to vote in the election of directors shall be required to amend, repeal or replace the bylaws of the Corporation.

(b)                                 This Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, as a duly appointed and acting officer of the Corporation, has hereunto set his hand as of this 3rd day of February, 2005, and affirms the statements contained herein as true under penalties of perjury.

/s/ John D. Cullen
Name:	John D. Cullen
Title:	President